Exhibit 99.3

TPT Global Tech CEO Stephen J. Thomas III to Present at the Emerging Growth Conference on March 31, 2021

TPT Global Tech Inc. invites individual and institutional investors as well as advisors and analysts, to attend its real-time, interactive presentation at the Emerging Growth Conference.

SAN DIEGO, CA / ACCESSWIRE / March 30, 2021 / TPT Global Tech, Inc. www.tptglobaltech.com ("TPTW or the Company") (OTCQB:TPTW) , a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions today announced its CEO Stephen J. Thomas III will be presenting at the Emerging Growth Conference on Wednesday March 31, 2021 at 2:00pm Eastern.

The next Emerging Growth Conference will be held on March 31, 2021. This live, interactive online event will provide existing shareholders and the investment community at large the opportunity to hear from and interact with the Company's CEO in real time.

Stephen Thomas will present the company's current and future plans covering a variety of different industry verticals and will also take some questions from the host and likely open the floor for questions as well. Attendees are urged to ask their questions during the event and Mr. Thomas will do his best to respond to as many of them as possible.

Please register here to ensure you are able to attend the conference and receive any updates that are released. TPT Global Tech will be presenting form 2:00pm to 2:45pm Eastern on Wednesday March 31st.

Here is the link for the Registration: https://goto.webcasts.com/starthere.jsp?ei=1448272&tp_key=2849e0b0c0&sti=tptw.

For any attendees who are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and we will release a direct link after the event.

About the Emerging Growth Conferences

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and th overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About TPT Global Tech, Inc.

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It's TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

For more information about how TPT Global's technologies are helping international travel, large events and other sectors get back on their feet and to speak directly with TPT CEO Stephen Thomas, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com. For IR inquiries, please contact Frank Benedetto at 619-915-9422.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.